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                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION
                                      OF
                              ATLAS MINERALS INC.


                                   ARTICLE I
                                     NAME

              The name of the Corporation is Atlas Minerals Inc.

                                  ARTICLE II
                              AUTHORIZED CAPITAL

     The aggregate number of shares of stock the Corporation is authorized to issue is 100,000,000 shares of a class designated as common stock, $0.01 par value, and 1,000,000 shares of a class designated as preferred stock, $0.01 par value, and the relative rights of the shares of each class are as follows:

     1.   Preferred Stock.  The Corporation may divide and issue the preferred
          ---------------
stock in series. Preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors hereby is expressly vested with authority to divide the class of preferred stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the state of Colorado in respect of the following:

          (a) The number of shares to constitute such series, and the distinctive designations thereof;

          (b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

          (c) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (d) The amount payable upon shares in event of involuntary liquidation;

          (e)  The amount payable upon shares in event of voluntary liquidation;

          (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          (h)  Voting rights, if any; and
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          (i)  Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     There shall be no preemptive rights with respect to any shares of preferred stock, unless designated by the Board of Directors.

     2.   Common Stock.
          ------------

          (a) The holders of common stock shall have and possess all rights as shareholders of the Corporation except as such rights may be limited by law or by the preferences, privileges and voting powers, and the restrictions and limitations, of any class or series of preferred stock. All common stock, when duly issued, shall be fully paid and nonassessable.

          (b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each shareholder of common stock shall have as many votes for each share held by him as there are directors to be elected by the common shareholders and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

          (c) In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of all of the Company's debts and obligations and any preferential distributions to holders of shares of any class or series of preferred stock, the holders of shares of common stock shall be entitled to receive, ratably in proportion to the number of shares of common stock held by them respectively, the net assets of the Corporation.

          (d) Subject to the preferential rights of the holders of shares of any class or series of preferred stock, the holders of common stock shall be entitled to receive, as and when declared by the Board of Directors out of funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such dates as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

          (e) There shall be no preemptive rights with respect to any shares of common stock.

                                  ARTICLE III
                         OFFICES AND REGISTERED AGENT

     1. The street address of the registered office of the Corporation is 1675 Broadway, Denver, Colorado 80202, and the name of the registered agent at that address is The Corporation Company. The written consent of the registered agent to the appointment as such is stated below.

     2. The address of the Corporation's principal office is 370 Seventeenth Street, Suite 3010, Denver, Colorado 80202.

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                                  ARTICLE IV
                                 INCORPORATOR

     The name and address of the sole incorporator is James R. Jensen, Atlas Corporation, is 370 Seventeenth Street, Suite 3010, Denver, Colorado 80202.

                                   ARTICLE V
                                   PURPOSES

     The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado and may carry on any business or activity permissible under the laws of Colorado. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

                                  ARTICLE VI
                              BOARD OF DIRECTORS

     1.  Management.  The corporate powers shall be exercised by or under the
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authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

     2.  Number; Qualifications.  The number of directors of the Corporation
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shall be specified in or fixed in accordance with the Bylaws of the Corporation.
Directors need not be residents of the State of Colorado or the United States or shareholders of the Corporation. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified.

     3.  Removal.  A director may be removed from office only for cause and only
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by (a) the affirmative vote of the holders of not less than a majority of the number of shares of common stock then outstanding or (b) the affirmative vote of a majority of the entire Board of Directors then in office. Except as otherwise provided by law or fixed by, or pursuant to, the provisions of Article II hereof
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relating to the rights of holders of any class or series of stock having a preference over the common stock as to voting dividends or upon liquidation or to elect directors under specified circumstances, this paragraph 3 shall not apply with respect to any director elected by the holders of any such class or series having a preference.

     4.  Vacancies.  Except as otherwise provided for or fixed by, or pursuant
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to, the provisions of Article II hereof relating to the rights of holders of any
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class or series of stock having a preference over the common stock as to voting dividends or upon liquidation or to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the term of the director who was replaced and until such director's successor shall have been elected and

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qualified. No decrease in the number of directors constituting the Board of
Directors shall shorten the term of any incumbent director.

                                  ARTICLE VII
                       LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act, as it may be amended from time to time; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a
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director of the Corporation under this Article VII, as in effect immediately
                                       -----------
prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VII, prior to such repeal or modification.
                           -----------
Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any he may have for contribution from any other director or other person.

                                 ARTICLE VIII
             CONFLICTING INTEREST TRANSACTIONS AND INDEMNIFICATION

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     1.  Conflicting Interest Transactions.
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          1.1  As used in this paragraph, "conflicting interest transaction"
means any of the following: (i) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. "Conflicting interest transaction" shall not include any transaction between the Corporation and another entity that owns, directly or indirectly, all of the outstanding shares of the Corporation or all of the outstanding shares or other equity interests of which are owned, directly or indirectly, by the Corporation. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the

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meeting of the Corporation's Board of Directors or of the committee of the Board of Directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) the conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     2.  Loans and Guaranties for the Benefit of Directors.  Neither the Board
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of Directors nor any committee thereof shall authorize a loan by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest, or a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, until at least ten (10) days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph 2 are in addition to, and not in substitution for, the provisions of paragraph 1 of this Article VIII.
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     3.  Indemnification.  The Corporation shall, to the fullest extent
         ---------------
permitted by the Colorado Business Corporation Act, as amended from time to time, indemnify all directors and officers of the Corporation for liabilities or claims incurred by such directors and officers within the scope of their services and duties to the Corporation. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation or any of its direct or indirect wholly-owned subsidiaries in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (and appropriate security or bond if and as determined by the Board of Directors) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized above. In the event that an officer or director incurs expenses (including attorneys' fees) in connection with a successful action to enforce the above indemnification rights, such officer or director shall be entitled to indemnification for such expenses. The foregoing right of indemnification shall inure to each such director and officer, whether or not he or she is such director or officer at the time such cost or expenses are imposed or incurred, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of these revised articles, and in the event of his or her death shall extend to his legal representatives. Such right of indemnification shall not be exclusive of any other rights to which such director or officer may be entitled to as a matter of law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

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     4.   Negation of Equitable Interests in Shares or Rights.  Unless a person
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is recognized as a shareholder through procedures established by the Corporation pursuant to Section 7-107-204 of the Colorado Business Corporation Act or any similar applicable law, the Corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Section 7-107-204 of the Colorado Business Corporation Act or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the Corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Section 7-113-101(1) of the Colorado Business Corporation Act, as amended from time to time, of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any similar law subsequently enacted.

                                  ARTICLE IX
                                   AMENDMENT

     The Corporation expressly reserves the right to amend, alter, change or repeal any provision or provisions contained in these Articles of Incorporation or any Article contained herein in any manner or respect now or hereafter permitted or provided by the Colorado Business Corporation Act or any similar law subsequently enacted, and the rights of all officers, directors and shareholders are expressly made subject to such reservation.

                                   ARTICLE X
                                    BYLAWS

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized from time to time to make, alter, amend, supplement or repeal the Bylaws of the Corporation in any respect, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors.

                                  ARTICLE XI
                                   EXISTENCE

     The Corporation, if not dissolved, shall have perpetual existence.

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     The undersigned has signed these Articles of Incorporation this ____ day of
________________, 2000.


                                        ___________________________________
                                        James R. Jensen, Sole Incorporator



THE UNDERSIGNED CONSENTS TO THE APPOINTMENT AS THE REGISTERED AGENT.

Signature of registered agent:


THE CORPORATION TRUST COMPANY

By: ________________________________
Name:  __________________________
Title: __________________________

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